EXHIBIT 99

KOGER EQUITY, INC. 8880 Freedom Crossing Trail Jacksonville, Florida 32256 (904) 732-1000

N  E  W  S

Koger Equity, Inc. Announces Special Dividend

Boca Raton, Florida – December 17, 2001 – Koger Equity, Inc. (NYSE: KE) announced today that its Board of Directors declared a capital gain distribution in the form of a special dividend of $1.74 per share to be paid on January 15, 2002, to shareholders of record on December 28, 2001. As previously announced, this distribution is a portion of the proceeds from a sale of Company assets, which closed on December 12, 2001.

Koger Equity, Inc. owns and operates 12 suburban office parks and two freestanding buildings, containing 6.9 million rentable square feet, located in eight cities in the Southeast and manages for others eight suburban office parks and two freestanding buildings, containing 3.96 million rentable square feet, located in six cities in the Southeast and Southwest. For more information on Koger Equity, Inc., contact the Company at 904/538-8871, or visit its website at www.koger.com.

CONTACT: Koger Equity, Inc., Boca Raton
Pam Walker, 904/538-8871